                                                                 EXECUTION COPY




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                           ASSET PURCHASE AGREEMENT



                                   BETWEEN



                         BONE, MUSCLE AND JOINT, INC.



                                     AND



                      FISHMAN AND STASHAK, M.D.'S, P.A.









                         Effective as of June 1, 1997

===============================================================================

                              TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

ARTICLE I     TRANSFER OF PURCHASED ASSETS, ASSUMPTION
              OBLIGATIONS AND RELATED MATTERS............................     2

  1.1.        Transfer of Assets.........................................     2
  1.2.        Assets Not Begin Transferred...............................     3
  1.3.        Liabilities Being Assumed..................................     3
  1.4.        Liabilities Not Being Assumed..............................     3
  1.5.        Instruments of Conveyance and Transfer, Etc. ..............     4
  1.6.        Right of Endorcement, Etc. ................................     4
  1.7.        Further Assurances.........................................     5

  1.8.        Assignment of Leases.......................................     6
  1.9.        Condition of Purchased Assets..............................     6

ARTICLE II    PURCHASE PRICE: ALLOCATION.................................     6
  2.1.        Purchase Price; Payment....................................     6
  2.2.        Allocation of Purchase Price...............................     7
  2.3.        Accounts Receivable Payment................................     7

ARTICLE III   REPRESENTATION AND WARRANTIES..............................     9
  3.1.        Representations and Warranties of the Seller...............     9
  3.2.        Representations and Warranties of the Buyer................    12

ARTICLE IV    CONDITIONS TO CLOSING......................................    15
  4.1.        Conditions to Each Party's Obligations.....................    15
  4.2.        Conditions to Obligations of the Buyer.....................    15
  4.3.        Conditions to Obligations of the Seller....................    17
  4.4.        Related Agreements.........................................    17

ARTICLE V     CLOSING....................................................    18
  5.1.        Date.......................................................    18
  5.2.        Closing Transactions.......................................    18

ARTICLE VI    INDEMNIFICATION............................................    20
  6.1.        Definitions................................................    20
  6.2.        Indemnification Generally..................................    22
  6.3.        Assertion of Claims........................................    22

                                     -i-

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  6.4.        Notice and Defense of Third Party Claims...................    23
  6.5.        Survival of Representations, Warranties and Covenants......    24

ARTICLE VII   NON-COMPETITION............................................    25

ARTICLE VIII  REPURCHASE OF ASSETS.......................................    25

ARTICLE IX    AMENDMENT, NOTIFICATION AND WAIVER.........................    25

ARTICLE X     MISCELLANEOUS..............................................    26

  10.1.       Transfer Taxes, Etc. ......................................    26
  10.2.       Entire Agreement...........................................    26
  10.3.       Descriptive Headings.......................................    26
  10.4.       Notices....................................................    26
  10.5.       Counterparts...............................................    28
  10.6.       Bulk Sales Compliance......................................    28
  10.7.       Governing Law; Jurisdiction................................    29
  10.8.       Attorney's Fees............................................    29
  10.9.       Benefits of Agreement......................................    29
  10.10.      Pronouns...................................................    29



                                     -ii-

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EXHIBITS
--------

Exhibit A          -        Bill of Sale
Exhibit B          -        Assignment and Assumption Agreement


SCHEDULES
---------

1.1(a)             -        Medical Equipment
1.1(b)             -        Furniture, Furnishings, Trade
                            Fixtures, and Office Equipment
1.1(c)             -        Equipment Leases
1.1(d)             -        Supplies
1.1(e)             -        Accounts Receivable
1.1(f)             -        Deposits
1.1(g)             -        Additional Items
2.2                -        Allocation of Purchase Price
3.1(c)             -        Claims
3.1(d)             -        Litigation

                                 Definitions

The following terms which may appear in more than one Section of this Agreement are defined at the following pages:

TERM                                                                        PAGE

A/R Amount..................................................................   7
A/R Balance.................................................................   7
A/R Collections.............................................................   7
A/R Shortfall...............................................................   8
Accounts Receivable.........................................................   2
Affiliate...................................................................  20
Assignment and Assumption Agreement.........................................   4
Assumed Obligations.........................................................   3
Bill of Sale................................................................   4
bulk sales laws.............................................................  21
Business Day................................................................  27
Buyer.......................................................................   1
Buyer Indemnification Event.................................................  20
Buyer Indemnified Persons...................................................  21
Bylaws......................................................................   9
Certificate of Incorporation................................................   9
Claims......................................................................  10
Closing.....................................................................  18
Closing Date................................................................  18

Collections.................................................................  35
Determination Date..........................................................   7
Excluded Assets.............................................................   3
Excluded Obligations........................................................   3
Final Statement.............................................................   8
Indemnified Persons.........................................................  21
Indemnifying Person.........................................................  21
Losses......................................................................  21
Management Services Agreement...............................................   1
Permitted Liens.............................................................  11
Purchase Price..............................................................   6
Purchased Assets............................................................   2
Related Agreements..........................................................  15
Seller......................................................................   1
Seller Indemnification Event................................................  21
Seller Indemnified Persons..................................................  22
Signature Date..............................................................   1
Statement of Allocation.....................................................   7
Subject Business............................................................   1
Threshold Month.............................................................   7

                                                     THIS ASSET PURCHASE
                                          AGREEMENT is entered into as of
                                          July 3, 1997 (the "Signature
                                          Date"), effective as of June 1,
                                          1997 , between BONE, MUSCLE AND
                                          JOINT, INC., a Delaware corporation
                                          (the "Buyer"), and FISHMAN AND
                                          STASHAK, M.D.'S, P.A., a Florida
                                          professional association (the
                                          "Seller").


     A. The Seller is engaged in the business (the "Subject Business") of providing orthopedic medical and surgical services and related medical and ancillary services to patients.

     B. The Buyer is engaged in the business of providing management, administrative, financial, marketing, information technology, and related services to professional medical organizations.

     C. Concurrently herewith, the Seller and the Buyer are entering into a Management Services Agreement (the "Management Services Agreement"), pursuant to which the Buyer will furnish to the Seller management, administrative, and related services.

     D. The Seller desires to sell, transfer, convey and assign to the Buyer and the Buyer desires to purchase from the Seller, certain of the assets, properties, interests in properties and rights of the Seller used in the Subject Business upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                  ARTICLE I

                 TRANSFER OF PURCHASED ASSETS, ASSUMPTION OF
                       LIABILITIES AND RELATED MATTERS

1.1.      Transfer of Assets.

          On the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), the Seller shall sell, transfer, convey and assign to the Buyer, and the Buyer shall purchase, assume, and accept from the Seller, the following assets, properties, interests in properties and rights of the Seller (the "Purchased Assets"), as the same shall exist immediately prior to the Closing, free and clear of all Claims (as defined below) (except Permitted Liens (as defined below)):


          (a) the medical equipment owned by the Seller and listed on Schedule 1.1(a);

          (b) the furniture, furnishings, trade fixtures, and office equipment owned by the Seller and listed on Schedule 1.1(b);

          (c) the Seller's rights and interests under the equipment leases identified on Schedule 1.1(c), subject to the Buyer's assumption of the obligations accruing thereunder as provided in Section 1.3;

          (d)  the supplies described on Schedule 1.1(d);

          (e) the accounts receivable described on Schedule 1.1(e) (the "Accounts Receivable") (subject to applicable law and in accordance with Section
1.6 hereof);

           (f)  the deposits identified on Schedule 1.1(f); and

           (g)  any additional items identified on Schedule 1.1(g).

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1.2.      Assets Not Being Transferred.

          All assets, properties, interests in properties, and rights of the Seller not expressly identified in Section 1.1 or the Schedules referenced therein (the "Excluded Assets") are expressly excluded from the assets of the Seller being sold, assigned, or otherwise transferred to the Buyer.

1.3.      Liabilities Being Assumed.

          Except as otherwise provided herein and subject to the terms and conditions of this Agreement, simultaneously with the sale, transfer, conveyance and assignment to the Buyer of the Purchased Assets, the Buyer shall assume, and hereby agrees to pay when due, those liabilities accruing after the Closing Date under the equipment leases identified in Schedule 1.1(c) (the "Assumed Obligations"); provided, however, that any and all obligations and liabilities arising under any such lease as of or prior to the Closing Date and any and all obligations and liabilities arising out of or in connection with the Seller's breach of any such lease shall, in each case, remain the obligations and liabilities of the Seller.

1.4.      Liabilities Not Being Assumed.

          The Buyer is not assuming any liabilities or obligations of the Seller (fixed or contingent, known or unknown, matured or unmatured) whatsoever other than the Assumed Obligations. For convenience of reference, all liabilities and obligations of the Seller not being assumed by the Buyer are collectively referred to as the "Excluded Obligations." The Seller hereby agrees to pay all Excluded Obligations as and when such Excluded Obligations become due.

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1.5.      Instruments of Conveyance and Transfer, Etc.

          At the Closing, the Seller shall deliver (or cause to be delivered) to the Buyer such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment as shall be necessary to sell, transfer, convey and assign to the Buyer, in accordance with the terms hereof, title to the Purchased Assets, free and clear of all Claims (except Permitted Liens), including, without limitation, the delivery of a Bill of Sale (the "Bill of Sale") substantially in the form of Exhibit A attached hereto and the delivery of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") substantially in the form of Exhibit B attached hereto. Simultaneously therewith, the Seller shall take all steps as may be reasonably required to put the Buyer in possession and operating control of the Purchased Assets.

1.6.      Right of Endorsement, Etc.

          Effective upon the Closing, the Seller hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorney-in-fact of the Seller with full power of substitution, in the name of the Buyer, or the name of the Seller, on behalf of and for the benefit of the Buyer, to collect all Accounts Receivable assigned to the Buyer as provided herein, to endorse, without recourse, checks, notes and other instruments received in payment of such Accounts Receivable in the name of the Seller, and to institute and prosecute, in the name of the Seller or otherwise, all proceedings which the Buyer may deem proper in order to assert or enforce any claim, right or title of any kind in or to the Purchased Assets (provided that the Buyer shall not, without the consent of the Seller, initiate any such proceeding to collect on Accounts Receivable acquired hereunder), to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets and to do all such acts and things in relation thereto as the Buyer may deem advisable. The foregoing powers are coupled with an interest and shall be irrevocable by the Seller, directly or indirectly, whether by the dissolution of the Seller or in any manner or for any reason; provided, however that notwithstanding anything to the contrary contained herein, collections of Medicare and Medicaid Accounts Receivable shall first be deposited into the Medical Group Collections Account (as defined in the Management Services Agreement) and shall thereafter be transferred to an account designated by the Management Company in accordance with the procedures outlined in Section 5.1 of the Management Services Agreement. Notwithstanding anything contained herein to the contrary, the power of attorney granted to the Management Company in this Section 1.6 shall be terminated upon the termination of the Management Services Agreement.

1.7.      Further Assurances.

          The Seller shall pay or cause to be paid to the Buyer promptly any amounts which shall be received by the Seller after the Closing which constitute Purchased Assets, including all amounts paid to the Seller on account of the Accounts Receivable. The Seller shall, at any time and from time to time after the Closing, upon the reasonable request of the Buyer, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, all such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for better selling, transferring, conveying, assigning and assuring to the Buyer, or for aiding and assisting in the collection of or reducing to possession by the Buyer, any of the assets, properties, interests in properties or rights being purchased by the Buyer hereunder. Any reasonable expenses incurred in connection with the foregoing shall be borne by the Seller.

1.8.      Assignment of Leases.

          Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or attempted agreement to assign any office lease or equipment lease if an attempted assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Buyer or the Seller thereunder. The Seller shall use its best efforts, and the Buyer shall cooperate with the Seller, to obtain the consent of any such third party to the assignment thereof to the Buyer. If such consent is not obtained, the Seller shall cooperate with the Buyer in any arrangements reasonably necessary or desirable to provide for the Buyer the benefits (together with the obligations to perform) thereunder.

1.9.      Condition of Purchased Assets.

          The Buyer acknowledges that the Seller makes no representations or warranties, express or implied, as to any matter whatsoever relating to the Purchased Assets, except for the representations and warranties expressly set forth in this Agreement, and except as set forth expressly herein, the condition of the Purchased Assets shall be "as is" and "where is".

                                  ARTICLE II

                          PURCHASE PRICE; ALLOCATION

2.1.      Purchase Price; Payment.

          The purchase price (the "Purchase Price") to be paid for the Purchased Assets shall equal the sum of the following amounts:

              (a)   $1,952,257; and

              (b)   $950,000 (the "A/R Amount"), subject to adjustment in

accordance with Section 2.3, which amount is a good faith estimate of the aggregate face value of all Accounts Receivable outstanding as of the Closing Date and set forth on Schedule 1.1(e).

2.2.      Allocation of Purchase Price.

          The Purchase Price shall be allocated among the Purchased Assets in a statement (the "Statement of Allocation") reflecting the allocation set forth in
Schedule 2.2 attached hereto. The parties shall complete their respective tax returns for the period which includes the Closing Date in a manner that is consistent with the Statement of Allocation.

2.3.      Accounts Receivable Payment.

          The portion of the Purchase Price specified in Section 2.1(b) is subject to adjustment and shall be paid or repaid as follows:

              (a) In the event that the aggregate amount of collections received by the Buyer in payment of the Accounts Receivable (the "A/R Collections"), at any point prior to June 30, 1998 (the "Determination Date"), exceeds the A/R Amount (such excess amount being referred to herein as an "A/R Balance"), the Buyer shall pay to the Seller on the last day of the month occurring after the month in which the Buyer first determines such A/R Balance exists (such month in which the Buyer determines that an A/R Balance occurred being referred to as the "Threshold Month") an amount equal to the A/R Balance that had accrued through the last day of the Threshold Month and, on the last day of each month occurring thereafter through and including the Determination Date, the Buyer shall pay to the Seller an amount, if any, equal to the A/R Balance as of the last day of the previous month, less, in each case, the aggregate amount previously paid pursuant to this sentence. The Buyer shall deliver to the Seller, within 30 days after delivery of the Final Statement (as hereinafter defined), a check in an amount, if any, equal to the A/R Balance as of the Determination Date less the total amount of all payments made to the Seller prior to such date pursuant to this Section 2.3(a). Within thirty (30) days after the Determination Date, the Buyer shall furnish to the Seller a statement (the "Final Statement") setting forth the A/R Collections, including detail of write-offs of any of the Accounts Receivable, the remaining outstanding balances of the Accounts Receivable, and any other detail relating thereto as the Seller may reasonably request. If, as of the Determination Date, the A/R Collections are less than the A/R Amount (such deficit being referred to herein as the "A/R Shortfall"), the Seller shall pay the A/R Shortfall to the Buyer by check in six equal monthly installments (the first payment due 10 days after delivery of the Final Statement). The parties hereto acknowledge and agree that after delivery of the Final Statement and payment in full of the A/R Balance or A/R Shortfall, as the case may be, neither party shall have any other obligation to the other party with respect to the Accounts Receivable, except that all remaining uncollected Accounts Receivable shall be turned over to the Seller for disposition in such manner as the Seller, in its sole discretion, shall determine. Notwithstanding anything to the contrary contained herein, in the event that the Management Services Agreement is terminated prior to the Determination Date, such date of termination shall be deemed the Determination Date for purposes of this Section 2.3(a).

              (b) All payments by patients and third party payors shall be accounted for on a first-in-first-out basis unless any such payment is identified as a payment in respect of a particular invoice or otherwise is designated as payment of a particular invoice or for a particular service.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

3.1.      Representations and Warranties of the Seller.

          The Seller hereby represents and warrants to the Buyer, as of the Signature Date hereof, as follows:

              (a) Organization; Good Standing; Qualification and Power. The Seller is a professional association duly formed, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, to execute and deliver this Agreement, the Bill of Sale and the Assignment and Assumption Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller has delivered to the Buyer a true and correct copy of its articles of incorporation (the "Articles of Incorporation") and its bylaws (the "Bylaws"), each as in effect on the date hereof.

              (b) Authority. The execution, delivery and performance of this Agreement, the Bill of Sale and the Assignment and Assumption Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement, the Bill of Sale and the Assignment and Assumption Agreement have been duly and validly executed and delivered by the Seller and constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance by the Seller of this Agreement, the Bill of Sale or the Assignment and Assumption
                                     -9-

Agreement nor the consummation by the Seller of the transactions contemplated hereby or thereby, nor compliance by the Seller with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the

Articles of Incorporation or Bylaws of the Seller, (ii) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Seller is a party or by which it or any of its respective properties or assets may be bound or (iii) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Seller or any of its respective properties or assets. Except as set forth on Schedule 3.1(b), no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Seller of this Agreement, the Bill of Sale or the Assignment and Assumption Agreement or the consummation of the transactions contemplated hereby or thereby.

              (c) Title to Assets, Properties, Interests in Properties and Rights and Related Matters.

                   (i) The Seller has good and valid title to all of the Purchased Assets, free and clear of all security interests, judgments, liens, pledges, claims, charges, escrows, encumbrances, easements, options, rights of first refusal, rights of first offer, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money (collectively, "Claims"), of any kind or character, except for (i) those Claims set forth on Schedule 3.1(c) and (ii) Permitted Liens.

                  (ii) There does not exist any condition which materially interferes with the economic value or use (consistent with the Seller's past practice) of any tangible personal property included in the Purchased Assets and such property is in good operating condition and repair, reasonable wear and tear excepted.

                  (iii) The Seller has the complete and unrestricted power and the unqualified right to sell, transfer, convey and assign, and the Seller is hereby selling, transferring conveying and assigning to the Buyer, the Purchased Assets free and clear of all Claims except the Permitted Liens.

                  (iv) As used in this Agreement, "Permitted Liens" shall mean (A) any lien for current taxes not yet due and payable, (B) liens of carriers, warehousemen, mechanics and materialmen created in the ordinary course of the Subject Business for amounts not yet due and payable which do not materially detract from the value or impair the use of any property or assets,
(C) in the case of Purchased Assets, liens incurred in the ordinary course of the Subject Business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits and (D) statutory landlord liens securing rents not yet due and payable.


              (d) Litigation. Except as set forth on Schedule 3.1(d), there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Seller, threatened against the Seller, the Purchased Assets or the Subject Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Seller or affecting the Purchased Assets or the Subject Business. The Seller has delivered to the Buyer all documents and correspondence relating to matters referred to in said Schedule 3.1(d).

              (e) Compliance; Governmental Authorizations. To the best of its knowledge, the Seller has complied in all material respects with all applicable Federal, state, local or foreign laws, ordinances, regulations and orders. The Seller has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Subject Business the lack of which would have a material adverse effect on the Seller's ability to operate the Subject Business after the Closing Date on substantially the same basis as presently operated, such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the Seller's best knowledge, threatened to revoke or limit any thereof. None of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

              (f) Disclosure. Neither this Agreement (including the Exhibits and Schedules attached hereto), the Bill of Sale, the Assignment and Assumption Agreement nor any other document, certificate or written statement furnished to the Buyer by or on behalf of the Seller in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

3.2.      Representations and Warranties of the Buyer.

          The Buyer represents and warrants to the Seller, as of the Signature Date hereof, as follows:

          (a) Organization, Good Standing and Power. The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the Assignment and Assumption Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          (b) Authority. The execution, delivery and performance of this Agreement and the Assignment and Assumption Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement and the Assignment and Assumption Agreement have been duly and validly executed and delivered by the Buyer, and constitute legal, valid and binding obligations of the Buyer, enforceable in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance by the Buyer of this Agreement or the Assignment and Assumption Agreement nor the consummation by the Buyer of the transactions contemplated hereby or thereby, nor compliance by the Buyer with any provision hereof or thereof, will (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-laws of the Buyer, (ii) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any material note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Buyer is a party or by which it or any of its properties or assets is or may be bound or (iii) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Buyer or any of its properties or assets. Except as set forth on Schedule 3.2(b), no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Buyer of this Agreement or the Assignment and Assumption Agreement or the consummation by the Buyer of the transactions contemplated hereby or thereby.

          (c) Litigation. Except as set forth on Schedule 3.2(d), there are no
(i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Buyer, threatened against the Buyer, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Buyer. The Buyer has delivered to the Seller all documents and correspondence relating to matters referred to in said
Schedule 3.2(d), if any.

          (d) Compliance; Governmental Authorizations. To the best of its knowledge, the Buyer has complied in all material respects with all applicable Federal, state, local or foreign laws, ordinances, regulations and orders.

          (e) Disclosure. Neither this Agreement (including the Exhibits and

Schedules attached hereto), the Assignment and Assumption Agreement nor any other document, certificate or written statement furnished to the Seller by or on behalf of the Buyer in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

                                  ARTICLE IV

                            CONDITIONS TO CLOSING

4.1.      Conditions to Each Party's Obligations.

          The obligations of the Seller to sell the Purchased Assets, and of the Buyer to purchase the Purchased Assets, are subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived by the Seller or the Buyer, as applicable):

          (a) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect.

          (b) Legislation. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

          (c) Related Agreements. Each of the related agreements identified in
Section 4.4 hereof (collectively, the "Related Agreements") shall have been fully executed and delivered prior to or at the Closing by all of the parties required to execute and deliver such agreements.

4.3.      Conditions to Obligations of the Buyer.

          The obligation of the Buyer to purchase the Purchased Assets is subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by the Buyer:
                                     -15-

          (a) Representations and Warranties. The representations and warranties of the Seller set forth in Section 3.1 shall in each case be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

          (b) Performance of Obligations. The Seller shall have performed all obligations required to be performed by it under this Agreement prior to and at the Closing.

          (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement, the Bill of Sale and the Assignment and Assumption Agreement by the Seller and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Seller and the Seller shall have full power and right to consummate the transactions contemplated hereby and thereby.

          (d) Consents and Approvals. The Seller shall have delivered to the Buyer duly executed copies of (i) consents to the assignment of the equipment leases listed on Schedule 1.1(c) and (ii) all other approvals, if any, required by this Agreement or the Schedules, in each case in form and substance satisfactory to the Buyer and counsel to the Buyer.

          (e) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Federal, state, local or foreign governmental commission, board or other regulatory body which are required for or in connection with the execution and delivery by the Seller of this Agreement, the Bill of Sale and the Assignment and Assumption Agreement and the consummation by the Seller of the transactions contemplated hereby and thereby shall have been obtained or made.

4.3.      Conditions to Obligations of the Seller.

          The obligation of the Seller to sell the Purchased Assets to the Buyer is subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by the Seller:

          (a) Representations and Warranties. The representations and warranties of the Buyer set forth in Section 3.2 shall in each case be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

          (b) Performance of Obligations. The Buyer shall have performed all obligations required to be performed by it under this Agreement prior to and at the Closing.

          (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Assignment and Assumption Agreement by the Buyer and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Buyer.

          (d) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Federal, state, local or foreign governmental commission, board or other regulatory body which are required for or in connection with the execution and delivery by the Buyer of this Agreement and the Assignment and Assumption Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby shall have been obtained or made.


4.4.      Related Agreements.

          The Related Agreements referred to in this Agreement consist of the following:

          (a) the Management Services Agreement between the parties hereto;

          (b) the Restricted Stock Agreements between the Buyer and each of the physicians receiving capital stock of the Buyer as of the date hereof, respectively;

          (c) the Stockholder Non-Competition Agreements among the Seller, the Buyer, and each of the physicians receiving capital stock of the Buyer as of the date hereof, respectively;

          (d) the Bill of Sale executed by the Seller; and

          (e) the Assignment and Assumption Agreement between the Seller and the Buyer.

                                  ARTICLE V

                                   CLOSING

5.1.      Date.

          The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall be deemed to have taken place at 12:01 a.m. on June 1, 1997 (the "Closing Date"), irrespective of the actual date(s) and time(s) that all of the documents required hereunder are executed and delivered.

5.2.      Closing Transactions.

          At the Closing, the parties shall take the actions and deliver the documents identified in this Section 5.2. The Closing shall not be deemed to have taken place, and the transactions contemplated by this Agreement shall not be deemed to have been consummated, unless all of the closing transactions identified in this Section 5.2 have been completed or waived in writing by the parties.

          (a) The Seller shall deliver to the Buyer an executed copy of the Bill of Sale;

          (b) Each of the parties shall execute and deliver to the other a copy of the Assignment and Assumption Agreement;


          (c) The Buyer shall deliver to the Seller the Purchase Price payable by cashier's check or wire transfer of funds to an account designated in writing by the Seller;

          (d) Each of the parties shall execute and deliver to the other a fully executed copy of the Management Services Agreement;

          (e) The Seller shall deliver Restricted Stock Agreements to the Buyer executed by each of the physicians receiving capital stock of the Buyer as of the date hereof, respectively, and the Buyer shall execute and deliver to the Seller Restricted Stock Agreements for each of the physicians receiving capital stock of the Buyer as of the date hereof, respectively;

          (f) The Buyer shall deliver to the physicians receiving capital stock of the Buyer as of the date hereof stock certificates issued in their respective names as required under the terms of the Restricted Stock Agreements; and

          (g) The Seller shall deliver to the Buyer Stockholder Non-Competition Agreements executed by each of the physicians receiving capital stock of the Buyer as of the date hereof.

                                  ARTICLE VI

                               INDEMNIFICATION

6.1.      Definitions.

          As used in this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate", as to any person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person.

          (b) "Buyer Indemnification Event" shall mean the following:

              (i) (A) the untruth, inaccuracy or breach of any representation or warranty of the Seller contained in this Agreement, any Schedule or Exhibit attached hereto, the Bill of Sale, the Assignment and Assumption Agreement or any certificate delivered by the Seller in connection herewith (or any facts or circumstances constituting any such untruth, inaccuracy or breach) or (B) the breach of any agreement or covenant of the Seller contained in this Agreement, the Bill of Sale, or the Assumption or Assignment Agreement;

              (ii) the assertion against the Buyer or any Buyer Indemnified Person of any liability or obligation arising from, relating to, or in any way connected with the operation of the Subject Business at any time prior to the Closing;


              (iii) the assertion against the Buyer or any Buyer Indemnified Person of any liability or obligation arising from, relating to, or in any way connected with any Excluded Obligation; and

              (iv) any non-compliance by the Seller with the "bulk sales laws" of Florida to the extent that such laws are in effect and may be applicable to the transactions contemplated hereby.

          (c) "Buyer Indemnified Persons" shall mean and include the Buyer, its Affiliates and their respective officers, directors, and employees.

          (d) "Indemnified Persons" shall mean the Buyer Indemnified Persons or the Seller Indemnified Persons, as the case may be.

          (e) "Indemnifying Person" shall mean the Buyer or the Seller, as the case may be.

          (f) "Losses" shall mean any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, tax deficiencies and taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from any matter which is the subject of indemnification under Section 6.2.

          (g) "Seller Indemnification Event" shall mean (i) the untruth, inaccuracy or breach of any representation or warranty of the Buyer contained in this Agreement, any Schedule or Exhibit attached hereto, the Assignment and Assumption Agreement or any certificate delivered by the Buyer in connection herewith (or any facts or circumstances constituting any such untruth, inaccuracy or breach) or (ii) the breach of any agreement or covenant of the Buyer contained in this Agreement or the Assignment and Assumption Agreement, including, without limitation, the assertion against the Seller or any Seller Indemnified Person of any liability or obligation arising from, relating to, or in any way connected with any Assumed Obligation.

          (h) "Seller Indemnified Persons" shall mean and include the Seller and its equity owners, directors, officers and employees.

6.2.      Indemnification Generally.

          (a) The Seller shall indemnify, defend and hold harmless the Buyer Indemnified Persons, and each of them, from and against any and all Losses resulting from Buyer Indemnification Events.

          (b) The Buyer shall indemnify, defend and hold harmless the Seller Indemnified Persons, and each of them, from and against any and all Losses resulting from Seller Indemnification Events.


          (c) The parties hereto agree that in the event of a conflict between the terms of this Article VI and the terms of the Management Services Agreement, the terms and provisions of the Management Services Agreement shall prevail.

6.3.      Assertion of Claims.

          No claim, demand, suit or cause of action shall be brought under
Section 6.2 unless the Indemnified Persons, or any of them, give the Indemnifying Person written notice of the existence of any such claim, demand, suit or cause of action, stating with particularity the nature and basis of said claim, and the amount thereof, to the extent known, and providing to the extent reasonably available all written documentation relating thereto. Such written notice shall be delivered to the Indemnifying Person as soon as practicable upon receipt of actual knowledge of such claim, demand, suit or cause of action; provided, however, that the failure to provide such written notice shall not affect the Indemnified Persons' right to indemnification hereunder if failure to provide such written notice does not materially adversely affect the Indemnifying

Person. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the applicable survival date, if any, for the enforcement of their rights under Section 6.2.

6.4.      Notice and Defense of Third Party Claims.

          (a) In the event any action, suit or proceeding is brought by a third party against an Indemnified Person, with respect to which an Indemnifying Person may have liability under Section 6.2, the action, suit or proceeding shall, upon the written agreement of the Indemnifying Person that it is obligated with respect to such action, suit or proceeding, be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) and, unless otherwise provided below, controlled by such Indemnifying Person. The Indemnified Persons shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Persons, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Person in connection with the defense of such action, suit or proceeding, (ii) the Indemnifying Person shall fail actively and diligently to defend such action, suit or proceeding, or (iii) the Indemnified Persons shall have reasonably concluded that there may be one or more legal or equitable defenses available to the Indemnified Persons which are different from or additional to those available to the Indemnifying Person, in any of which events the Indemnifying Person shall not have the right to direct the defense of such action, suit or proceeding on behalf of the Indemnified Persons and that portion of any fees and expenses of counsel related to matters covered by the indemnity agreement and contained in Section 6.2 shall be borne by the Indemnifying Person. The Indemnified Persons shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not they are so represented. The Indemnifying Person shall make available to the Indemnified Persons and their attorneys and accountants all books and records of the Indemnifying Person relating to such action, suit or proceeding and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

          (b) The Indemnifying Person shall not make any settlement of any action, suit or proceeding without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld; provided, however, that in the event the Indemnified Persons refuse to consent to a settlement acceptable to the Indemnifying Person which is capable of settlement by the payment of money only and the Indemnifying Persons shall demonstrate to the reasonable satisfaction of the Indemnified Persons their ability to pay such amount, the Indemnifying Person may pay the amount of the proposed settlement to the Indemnified Persons and shall thereupon be released from any further liability with respect to such action, suit or proceeding.

6.5.      Survival of Representations, Warranties and Covenants.

          The representations and warranties of the Seller contained in
Section 3.1 and the representations and warranties of the Buyer contained in
Section 3.2 shall survive the Closing and shall terminate forty-five (45) days following the second anniversary of the Closing Date; provided, however, that the representations and warranties of the Seller set forth in Sections 3.1(a), 3.1(b), 3.1(c) and 3.1(e), and the representations and warranties of the Buyer set forth in Sections 3.2(a) and 3.2(b), shall survive the Closing and remain in full force and effect until the expiration of the statute of limitations, if any, applicable to the matters set forth therein (and indefinitely, if none).

                                 ARTICLE VII

                               NON-COMPETITION

          The parties hereby acknowledge that they have entered into an agreement regarding non-competition, as set forth in Section 16 of the Management Services Agreement.

                                 ARTICLE VIII

                             REPURCHASE OF ASSETS

          The Purchased Assets, except for the Accounts Receivable, are subject to repurchase by the Seller from the Buyer upon termination or rescission of the Management Services Agreement in accordance with Section 13.5 or Section 14.1, respectively, of the Management Services Agreement.

                                  ARTICLE IX

                      AMENDMENT, MODIFICATION AND WAIVER

          This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties. The waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered as a waiver by such party of any other covenant, condition or promise. The delay in pursuing any remedy or in insisting upon full performance for any breach or failure of any covenant, condition or promise shall not prevent a party from later pursuing any remedies or insisting upon full performance for the same or any similar breach or failure.

                                  ARTICLE X

                                MISCELLANEOUS

10.1.     Transfer Taxes, Etc.

          The Seller shall pay all sales, use and excise taxes and all registration, recording or transfer taxes which may be payable in connection with the transactions contemplated by this Agreement.

10.2.     Entire Agreement.

          This Agreement (including the recitals hereof and the Schedules and the Exhibits attached hereto), together with the Related Agreements referenced herein and the Amendatory Agreement dated as of the Signature Date among Buyer, Seller, Eric Fishman, M.D., and Gerald Stashak, M.D., contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, representations, warranties and understandings, either oral or written, between the parties with respect thereto.

10.3.     Descriptive Headings.

          Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

10.4.     Notices.

          All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier, nationally-recognized overnight courier, or certified mail, postage prepaid, return receipt requested, addressed as follows:

              (a) if to the Buyer, to:

                  Bone, Muscle and Joint, Inc.
                  4800 North Federal Highway, Suite 104D
                  Boca Raton, Florida  33431
                  Attention:  President
                  Telecopier: (561) 391-1389;

                  with a copy to:

                  O'Sullivan Graev & Karabell, LLP
                  30 Rockefeller Plaza
                  New York, New York  10112
                  Attention:  Jeffrey S. Held, Esq.
                  Telecopier: (212) 408-2420; and

              (b) if to the Seller, to:

                  Fishman and Stashak, M.D.'s, P.A.
                  1411 North Flagler Drive
                  Suite 8800
                  West Palm Beach, Florida  33401
                  Attention:  Eric S. Fishman, M.D.
                  Telecopier: (561) 659-9009;

                  with a copy to:

                  Moore & Menkhaus, P.A.
                  4800 North Federal Highway
                  Suite 210A
                  Boca Raton, Florida  33431
                  Attention:  David Menkhaus, Esq.
                  Telecopier: (561) 393-6541;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day after dispatch if sent by nationally-recognized, overnight courier and (iii) on the fifth Business Day after dispatch, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the state of Florida are not required to be open.

10.5.     Counterparts.

          This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


10.6.     Bulk Sales Compliance.

          The Buyer hereby waives compliance by the Seller with the provisions of the "bulk sales laws" of any state which may be in effect and applicable to the transactions contemplated hereby; provided, however, that the Seller shall indemnify the Buyer in connection with such noncompliance to the extent provided in Article 6 hereof.

10.7.     Governing Law; Jurisdiction.

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction. The parties to this Agreement agree that jurisdiction and venue in any action brought pursuant to this Agreement by any party hereto shall lie exclusively in any Federal or state court located in Palm Beach County, State of Florida. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the jurisdiction of such courts for themselves and in respect of their property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties hereto shall act in good faith and shall refrain from taking any actions to circumvent or frustrate the provisions of this Agreement.

10.8.     Attorneys' Fees.

          In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

10.9.     Benefits of Agreement.

          The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party without the consent of the other party hereto, and any purported assignment without such consent shall be null and void.

10.10.   Pronouns.

         As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

                                   * * * *

          IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf effective as of the day and year first above written.

                                              BONE, MUSCLE AND JOINT, INC.


                                             By: /s/
                                                ----------------------------
                                                Name:
                                                Title: Vice President



                                             FISHMAN AND STASHAK, M.D.'S, P.A.



                                             By: /s/ Eric S. Fishman, M.D.
                                                ----------------------------
                                                Name:  Eric S. Fishman, M.D.
                                                Title: President



                                             By: /s/ Gerald T. Stashak, M.D.
                                                ----------------------------
                                                Name:  Gerald T. Stashak, M.D.
                                                Title: Secretary

                                                                  EXECUTION COPY

                                                  AMENDMENT NO. 1 TO ASSET
                                        PURCHASE AGREEMENT dated as of September
                                        10, 1997 (the "Amendment"), between
                                        BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Management Company"), and FISHMAN AND STASHAK, M.D.'S, P.A. (the "Medical Group").

     Reference is made to the Asset Purchase Agreement (the "Asset Purchase Agreement"), between the Management Company and the Medical Group, effective as of June 1, 1997. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Asset Purchase Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, in the Management Services Agreement and the Amendatory Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Section 10.2 of the Asset Purchase Agreement is hereby amended in its entirety to read as follows:

     "10.2. Entire Agreement.

          This Agreement (including the recitals hereof and the Schedules and Exhibits attached hereto) contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, representations, warranties and understandings, either oral or written, between the parties with respect thereto."

     1. Except as expressly provided in this Amendment, the Asset Purchase Agreement remains in full force and effect in accordance with its terms.

     2. This Amendment may be executed in more than one counterpart, and by the parties hereto in separate counterparts, and each such counterpart shall constitute an original instrument, but all such counterparts taken together shall constitute one and the same Amendment.

     3. This Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of Florida.

                                     * * * *

     IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to the Asset Purchase Agreement to be duly executed as of the date and year first above written.

                                        BONE, MUSCLE AND JOINT, INC.

                                        By:  _____________________________
                                             Name:
                                             Title:


                                        FISHMAN AND STASHAK, M.D.'S, P.A.

                                        By:  _____________________________
                                             Eric S. Fishman, M.D.
                                             President

                                        By:  _____________________________
                                             Gerald T. Stashak, M.D.
                                             Secretary